UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
          On September 29, 2009, the Board of Directors (the “Board”) of BearingPoint, Inc. (the “Company”) determined that, effective as of September 29, 2009, following the completion of the filing of the Company’s Form 8 with the appropriate Japanese authorities, the Company would no longer require the services (which would include services with respect to the Company’s 401(k) Plan (the “Plan”), which was terminated effective as of September 30, 2009) of its independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). As a result, Ernst & Young notified the Company on September 29, 2009 that it resigned as the Company’s and the Plan’s independent registered public accounting firm.
          As previously disclosed, the Company has adopted a “modified reporting” program with respect to its reporting obligations under the federal securities laws. On February 18, 2009, the Company along with certain of its subsidiaries based in the United States filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Company is preparing for the Court, pursuant to the Bankruptcy Code, monthly operating reports which are filed as a matter of public record and include financial disclosures. The financial disclosures in such monthly operating reports are not required to be audited. The Company continues to file under cover of Form 8-K copies of the monthly financial reports that are required to be filed with the Court in lieu of continuing to file quarterly and annual reports under Section 13(a) of the Securities Exchange Act of 1934, as amended.
          In addition, the Company has completed the sale of substantially all of its businesses and assets to a number of parties and is pursuing the sale of its remaining businesses and assets. These sale transactions will result in modification of the plan of reorganization filed with the Bankruptcy Court on February 18, 2009, and in the liquidation of the Company’s business and the Company ceasing to operate as a going concern.
          Because the Company has adopted “modified reporting” and due to the proposed liquidation of the Company’s business and the termination of the Plan, the Board determined that the services of an independent registered public accounting firm will no longer be needed.
          During the Company’s fiscal years ended December 31, 2007 and December 31, 2008, and through September 29, 2009, there were no disagreements between the Company and Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the matter in connection with its report on the Company’s consolidated financial statements for the relevant year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Company disclosed that material weaknesses existed in its internal control over financial reporting for fiscal years 2007 and 2008. The material weaknesses identified are discussed in Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2008. The Company has authorized Ernst & Young to respond fully to any inquiries of its successor, if any, concerning the material weaknesses.
          Ernst & Young’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young did, however, note in its report on the consolidated financial statements for the fiscal year ended December 31, 2008 that the financial statements were prepared assuming that the Company would continue as a going concern and that uncertainties inherent in the bankruptcy process raise substantial doubt about the Company’s ability to continue as a going concern.
          During the Plan’s fiscal years ended December 31, 2007 and December 31, 2008, and through September 29, 2009, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure with respect to the Plan that, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the matter in connection with its report on the Plan’s consolidated financial statements for the relevant year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Furthermore, Ernst & Young’s audit reports on the Plan’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
          The Company has furnished a copy of the above disclosures to Ernst & Young and requested that Ernst & Young provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. A copy of such letter from Ernst & Young is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter dated September 29, 2009, from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	BearingPoint, Inc.
	By:	/s/ John DeGroote
John DeGroote
President

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